Exhibit 5




                                  July 2, 1999


Board of Directors
RGC Resources, Inc.
519 Kimball Avenue, N.E.
Roanoke, Virginia 24016

        In Re: Post-Effective Amendment to the Registration Statementon Form S-2
               (Registration No. 333-69902)

Gentlemen:

        Reference is made to the Post-Effective Amendment to the Registration Statement on Form S-2 (Registration No. 333-69902) of RGC Resources, Inc. (the "Company"), filed by the Company as successor to Roanoke Gas Company ("Roanoke Gas") following the reorganization of Roanoke Gas into a holding company structure (the "Reorganization") in which Roanoke Gas became a wholly-owned subsidiary of the Company by virtue of the conversion of each outstanding share of common stock of Roanoke Gas into one share of common stock, $5.00 par value per share, of the Company ("Common Stock"). We have acted as your counsel with respect to corporate proceedings in connection with the assumption by the Company of the Roanoke Gas Company Dividend Reinvestment and Stock Purchase Plan (the "Plan").

        We are generally familiar with your corporate affairs, including your organization and the conduct of the corporate proceedings relating thereto. We also have examined such of your corporate records as we have deemed necessary as the basis for this opinion. Based upon the foregoing, it is our opinion that:

        1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.

        2. The 400,000 shares of Company common stock which are the subject of this Registration Statement have been duly and validly authorized, and upon the due authorization and execution on the common stock, and the receipt of payment for the stock in accordance with the provisions of the Plan, the common stock will be legally issued, fully paid and non-assessable.


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Board of Directors
RGC Resources, Inc.
July 2, 1999
Page 2


        The foregoing opinion is contingent upon the Registration Statement becoming effective. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to reference to this firm in the Prospectus, the Registration Statement and any amendments thereto.

                                Very truly yours,



                      s/WOODS, ROGERS & HAZLEGROVE, P.L.C.
                       WOODS, ROGERS & HAZLEGROVE, P.L.C.